UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date Earliest Event Reported): December 26, 2023

 Vivani Medical, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36747	02-0692322
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1350 S. Loop Road Alameda, California (Address of Principal Executive Offices)	94502 (Zip Code)

(415) 506-8462

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	VANI	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01      Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

 On December 26, 2023, Vivani Medical, Inc. (the “Company”) received written notice (the “Notice”) from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that, for 30 consecutive trading days from November 9, 2023 through December 21, 2023, the closing bid price of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), had closed below the minimum bid price requirement of $1.00 per share for continued listing on The Nasdaq Capital Market pursuant to Nasdaq Listing Rule 5550(a)(2) (the “Minimum Bid Price Requirement”).

The Notice has no immediate effect on the listing of the Common Stock on The Nasdaq Capital Market and the Common Stock will continue to trade on The Nasdaq Capital Market.

In accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company has been provided an initial compliance period of 180 calendar days, or until June 24, 2024 (the “Compliance Date”) to regain compliance with the Minimum Bid Price Requirement. To regain compliance, the closing bid price of the Common Stock must be at least $1.00 per share for a minimum of 10 consecutive trading days prior to June 24, 2024, and the Staff will provide written notification to the Company that it complies with the Minimum Bid Price Requirement and the Common Stock will continue to be eligible for listing on The Nasdaq Capital Market. There can be no assurance that the Company will be able to regain compliance or that Nasdaq will extend the compliance period.

If the Company does not regain compliance by June 24, 2024, the Company may be eligible for an additional 180 calendar day compliance period. To qualify, the Company will be required to meet the continued listing requirement for market value of publicly held shares and all other initial listing standards for The Nasdaq Capital Market, with the exception of the bid price requirement, and will need to provide written notice of its intention to cure the deficiency during the second compliance period, including by effecting a reverse stock split, if necessary. If the Company chooses to implement a reverse stock split, it must complete the split no later than ten business days prior to the expiration of the second compliance period.

If the Company does not regain compliance within the compliance period(s), Nasdaq will provide written notification to the Company that the Common Stock will be subject to delisting. At that time, the Company may appeal the delisting determination to a Nasdaq Hearings Panel. There can be no assurance that, if the Company decides to appeal the delisting determination, such appeal would be successful.

The Company intends to monitor the closing bid price of the Common Stock and may, if appropriate, consider taking actions to regain compliance with the Minimum Bid Price Requirement, including, subject to approval of the Company’s Board of Directors and stockholders, effecting a reverse stock split. There can be no assurance that the Company will be able to regain compliance with the Minimum Bid Price Requirement or will otherwise be in compliance with other applicable Nasdaq listing rules.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

No.	Description of Exhibit
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIVANI MEDICAL, INC.

Date: December 27, 2023	By:	/s/ Brigid Makes
Brigid Makes Chief Financial Officer (Principal Financial and Accounting Officer)